EXHIBIT 99.1

The following should be read in conjunction with the condensed consolidated financial statements (and the accompanying notes thereto) of The ServiceMaster Company (the “Company” or “ServiceMaster”) as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income (loss) before net income (loss) from discontinued operations; provision (benefit) for income taxes; other expense; gain on extinguishment of debt; interest expense and interest and net investment loss (income); and depreciation and amortization expense; as well as adding back interest and net investment loss (income), residual value guarantee charge and non-cash goodwill and trade name impairment. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA an amount equal to the non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger (1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges, Merger related charges and management fees paid to Clayton, Dubilier & Rice, Inc. (now operated as Clayton, Dubilier & Rice, LLC, “CD&R”), Citigroup Private Equity LP (together with its affiliate, Citigroup Alternative Investments LLC, “Citigroup”), BAS Capital Funding Corporation (“BAS”) and J.P. Morgan Ventures Corporation (“JPMorgan”) (collectively, the “Equity Sponsors”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, the Company excludes residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges, Merger related charges and management fees paid to the Equity Sponsors. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

The Company believes Comparable Operating Performance and Operating Performance, which excludes the impact of purchase accounting and non-cash stock-based compensation expense adjustments, are useful to investors. The exclusion of the impact of these items facilitates a comparison of operating results from periods pre-dating the Merger transaction with the Equity Sponsors with periods subsequent to the Merger. The purchase accounting charges were not present prior to the Merger. In addition, charges relating to non-cash stock-based compensation expense prior to the Merger were computed under different plans and formulas than charges subsequent to the Merger. Moreover, such charges are non-cash and the exclusion of the impact of these items from Comparable Operating Performance and Operating Performance allows investors to understand the current period results of operations of the business on a comparable basis with previous periods and, secondarily, gives the investors added insight into cash earnings available to service the Company’s debt. We believe this to be of particular importance to the Company’s public investors, which are debt holders. The Company also believes that the exclusion of the impact of purchase accounting and non-cash stock-based compensation expense may provide an additional means for comparing the Company’s performance to the performance of other companies by eliminating the impact of differently structured equity-based, long-term incentive plans (although care must be taken in making any such comparison, as there may be inconsistencies among companies in the manner of computing similarly titled financial measures).

(1) On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash. Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliated with, the Equity Sponsors.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the methods of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                 Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements;

•                 Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures; and

•                 Comparable Operating Performance and Operating Performance do not include the impact of purchase accounting and non-cash stock-based compensation expense; the latter exclusion may cause the overall compensation cost of the business to be understated.

Operating revenues and Operating Performance by operating segment are as follows:

	Three months ended June 30,
(In thousands)	2010	2009
Operating Revenue:
TruGreen LawnCare	$378,642	$348,403
TruGreen LandCare	63,463	69,433
Terminix	323,393	307,375
American Home Shield	183,792	179,823
ServiceMaster Clean	32,034	30,581
Other Operations and Headquarters	21,738	21,677
Total Operating Revenue	$1,003,062	$957,292

Operating Performance:
TruGreen LawnCare	$81,516	$63,192
TruGreen LandCare	(768)	3,451
Terminix	85,123	81,141
American Home Shield	33,775	41,154
ServiceMaster Clean	14,745	14,222
Other Operations and Headquarters	(22,156)	(16,610)
Total Operating Performance	$192,235	$186,550

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(326)	$(177)

	Six months ended June 30,
(In thousands)	2010	2009
Operating Revenue:
TruGreen LawnCare	$502,724	$483,069
TruGreen LandCare	122,263	136,318
Terminix	594,310	570,536
American Home Shield	316,997	310,691
ServiceMaster Clean	64,296	60,737
Other Operations and Headquarters	41,880	41,868
Total Operating Revenue	$1,642,470	$1,603,219

Operating Performance:
TruGreen LawnCare	$71,945	$67,762
TruGreen LandCare	5,776	14,195
Terminix	154,150	149,915
American Home Shield	52,668	54,118
ServiceMaster Clean	29,684	28,238
Other Operations and Headquarters	(41,745)	(36,883)
Total Operating Performance	$272,478	$277,345

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(944)	$(441)

The following table presents reconciliations of operating income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Three months ended June 30, 2010

Operating income (loss)(1)	$52,606	$(50,572)	$68,755	$21,360	$12,572	$(30,205)	$74,516
Depreciation and amortization expense	22,536	2,987	16,386	10,850	1,789	3,395	57,943
EBITDA	75,142	(47,585)	85,141	32,210	14,361	(26,810)	132,459
Interest and net investment income (loss) (2)	—	—	—	1,603	—	(607)	996
Residual value guarantee charge(3)	3,448	—	—	—	384	96	3,928
Non-cash goodwill and trade name impairment (4)	—	46,884	—	—	—	—	46,884
Adjusted EBITDA	78,590	(701)	85,141	33,813	14,745	(27,321)	184,267
Non-cash stock-based compensation expense	—	—	—	—	—	2,181	2,181
Non-cash credits attributable to purchase accounting(5)	(13)	(154)	(50)	(38)	—	—	(255)
Comparable Operating Performance	78,577	(855)	85,091	33,775	14,745	(25,140)	186,193
Restructuring and Merger related charges(6)	2,939	87	32	—	—	1,109	4,167
Management fee(7)	—	—	—	—	—	1,875	1,875
Operating Performance	$81,516	$(768)	$85,123	$33,775	$14,745	$(22,156)	$192,235

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(326)	$(326)

Three months ended June 30, 2009

Operating income (loss)(1)	$41,055	$591	$65,381	$28,750	$12,139	$(29,911)	$118,005
Depreciation and amortization expense	22,166	3,044	15,929	10,645	2,083	3,473	57,340
EBITDA	63,221	3,635	81,310	39,395	14,222	(26,438)	175,345
Interest and net investment income	—	—	—	1,672	—	1,723	3,395
Adjusted EBITDA	63,221	3,635	81,310	41,067	14,222	(24,715)	178,740
Non-cash stock-based compensation expense	—	—	—	—	—	1,967	1,967
Non-cash (credits) charges attributable to purchase accounting(5)	(29)	(163)	(100)	51	—	—	(241)
Comparable Operating Performance	63,192	3,472	81,210	41,118	14,222	(22,748)	180,466
Restructuring and Merger related charges(6)	—	(21)	(69)	36	—	5,638	5,584
Management fee(7)	—	—	—	—	—	500	500
Operating Performance	$63,192	$3,451	$81,141	$41,154	$14,222	$(16,610)	$186,550

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(177)	$(177)

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Six months ended June 30, 2010

Operating income (loss)(1)	$13,518	$(47,229)	$121,735	$28,468	$25,244	$(58,573)	$83,163
Depreciation and amortization expense	44,511	5,775	32,450	21,137	3,584	6,736	114,193
EBITDA	58,029	(41,454)	154,185	49,605	28,828	(51,837)	197,356
Interest and net investment income(2)	—	—	—	3,228	—	270	3,498
Residual value guarantee charge(3)	7,982	—	—	—	856	213	9,051
Non-cash goodwill and trade name impairment (4)	—	46,884	—	—	—	—	46,884
Adjusted EBITDA	66,011	5,430	154,185	52,833	29,684	(51,354)	256,789
Non-cash stock-based compensation expense	—	—	—	—	—	4,339	4,339
Non-cash credits attributable to purchase accounting(5)	(28)	(312)	(113)	(38)	—	—	(491)
Comparable Operating Performance	65,983	5,118	154,072	52,795	29,684	(47,015)	260,637
Restructuring and Merger related charges(6)	5,962	658	78	(127)	—	1,520	8,091
Management fee(7)	—	—	—	—	—	3,750	3,750
Operating Performance	$71,945	$5,776	$154,150	$52,668	$29,684	$(41,745)	$272,478

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(944)	$(944)

Six months ended June 30, 2009

Operating income (loss)(1)	$24,009	$8,631	$115,288	$36,144	$24,124	$(61,513)	$146,683
Depreciation and amortization expense	43,811	5,941	31,518	21,060	4,114	6,816	113,260
EBITDA	67,820	14,572	146,806	57,204	28,238	(54,697)	259,943
Interest and net investment (loss) income(2)	—	—	—	(3,093)	—	1,727	(1,366)
Adjusted EBITDA	67,820	14,572	146,806	54,111	28,238	(52,970)	258,577
Non-cash stock-based compensation expense	—	—	—	—	—	3,901	3,901
Non-cash credits attributable to purchase accounting(5)	(58)	(326)	(42)	(68)	—	—	(494)
Comparable Operating Performance	67,762	14,246	146,764	54,043	28,238	(49,069)	261,984
Restructuring and Merger related charges(6)	—	(51)	3,151	75	—	11,186	14,361
Management fee(7)	—	—	—	—	—	1,000	1,000
Operating Performance	$67,762	$14,195	$149,915	$54,118	$28,238	$(36,883)	$277,345

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(8)	$—	$—	$—	$—	$—	$(441)	$(441)

(1)           Presented below is a reconciliation of total segment operating income to net income (loss).

	Three months ended June 30,
(In thousands)	2010	2009
Total Segment Operating Income	$74,516	$118,005
Non-operating Expense (Income):
Interest expense	73,169	74,656
Interest and net investment income	(996)	(3,395)
Other expense	176	179
Income from Continuing Operations before Income Taxes	$2,167	$46,565
(Benefit) Provision for income taxes	(10,482)	24,173
Income from Continuing Operations	12,649	22,392
Loss from discontinued operations, net of income taxes	(205)	(107)
Net Income	$12,444	$22,285

	Six months ended June 30,
(In thousands)	2010	2009
Total Segment Operating Income	$83,163	$146,683
Non-operating Expense (Income):
Interest expense	145,850	151,322
Interest and net investment (income) loss	(3,498)	1,366
Gain on extinguishment of debt	—	(46,106)
Other expense	347	379
(Loss) Income from Continuing Operations before Income Taxes	$(59,536)	$39,722
(Benefit) Provision for income taxes	(39,902)	16,618
(Loss) Income from Continuing Operations	(19,634)	23,104
Loss from discontinued operations, net of income taxes	(582)	(270)
Net (Loss) Income	$(20,216)	$22,834

(2)          Interest and net investment income (loss) is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled $278.7 million as of June 30, 2010. American Home Shield interest and net investment income (loss) was $1.6 million and $1.7 million for the second quarter of 2010 and 2009, respectively, and $3.2 million and ($3.1) million for the six months ended June 30, 2010 and 2009, respectively. The balance of interest and net investment income (loss) primarily relates to (i) a portion of the earnings generated by SMAC, (ii) investment income (loss) from our employee deferred compensation trust (for which there is a corresponding and offsetting change in compensation expense within (loss) income from continuing operations before income taxes) and (iii) interest income on other cash balances.

(3)          Represents residual value guarantee charges related to a synthetic lease for operating properties that do not result in additional cash payments to exit the facility at the end of the lease term. In the third quarter of 2009, the Company determined that it was probable that the fair value of certain properties under operating leases would be below the guaranteed residual value at the end of the lease term. The Company’s estimate of this shortfall was $15.9 million, which was expensed over the remainder of the lease term. The Company recorded charges of $5.5 million in 2009 and $9.1 million in the first six months of 2010 related to this shortfall. The remaining $1.3 million was recorded in July 2010.

(4)          Represents a non-cash impairment charge of $46.9 million recorded in the second quarter of 2010 to reduce the carrying value of goodwill and trade names at TruGreen LandCare as a result of the Company’s interim impairment test of goodwill and indefinite-lived intangible assets.

(5)          The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(6)          Represents (i) restructuring charges related to a reorganization of field leadership and a restructuring of branch operations at TruGreen LawnCare, a branch optimization project at Terminix and information technology outsourcing at Other Operations and Headquarters and (ii) Merger related charges.

(7)          Represents management and consulting fees payable to certain related parties.

(8)          There are no adjustments necessary to reconcile operating loss from discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance or Operating Performance from discontinued operations for the three and six months ended June 30, 2010 and 2009.

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes”, “expects”, “may”, “will”, “shall”, “should”, “would”, “could”, “seek”, “aims”, “projects”, “is optimistic”,  “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, the degree and timing of economic recovery; governmental regulation or interpretation thereof; our liquidity; cash flows; results of operations; financial condition; prospects; growth strategies; future impairments; capital expenditures and requirements; customer retention; the continuation of acquisitions; the impact of interest rate hedges and fuel swaps; the cost savings from restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes, and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in Part I in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, could cause actual results and outcomes to differ materially from those in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•                  our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

•                  changes in interest rates because a significant portion of our indebtedness bears interest at variable rates;

•                  our ability to secure sources of financing or other funding to allow for direct purchases of commercial vehicles, primarily for TruGreen LawnCare, Terminix and TruGreen LandCare;

•                  changes in the source and intensity of competition in our market segments;

•                  weather conditions and seasonality factors that affect the demand for our services, including any impact from climate change factors, known and unknown;

•                  higher commodity prices and lack of availability, including fuel and fertilizers (primarily at TruGreen LawnCare, Terminix and TruGreen LandCare) could impact our ability to provide and the profitability of our brands;

•                  increases in operating costs, such as higher insurance premiums, self-insurance costs and health care costs;

•                  employee retention, labor shortages, including shortages due to immigration legislation, or increases in compensation and benefits costs, including costs related to the comprehensive health care reform law enacted in the first quarter of 2010;

•                  epidemics, pandemics or other public health concerns or crises could affect the demand for, or our ability to provide, our services resulting in a reduction in revenues;

•                  a continuation or change in general economic, financial and credit conditions in the United States and elsewhere (including further deterioration or disruption in the credit and financial markets), especially as such may affect home sales, consumer or business liquidity, bank failures, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures and subprime credit dislocations;

•                  a failure of any insurance company that provides insurance to us;

•                  changes in the type or mix of our service offerings or products;

•                  existing and future governmental regulation and the enforcement thereof, including regulation relating to restricting or banning of telemarketing; door-to-door solicitation; direct mail or other marketing activities; the Termite Inspection Protection Plan; pesticides and/or fertilizers; or other legislation, regulation or interpretations impacting our business models;

•                  laws and regulations relating to financial reform and the use of derivative instruments, including by companies such as ServiceMaster;

•                  the success of and costs associated with restructuring initiatives;

•                  the number, type, outcomes and costs of legal or administrative proceedings;

•                  possible labor organizing activities at the Company or its franchisees;

•                  risks associated with acquisitions and dispositions, including retaining customers from the businesses acquired, difficulties in integrating acquired businesses and achieving expected synergies therefrom;

•                  risks associated with budget deficits at federal, state and local levels resulting from deteriorating economic conditions, which could result in federal, state and local governments decreasing their purchasing of our products or services and/or increasing taxes on businesses to generate more tax revenues, which could adversely impact our revenue, earnings, tax payments and cash flows, as applicable;

•                  the timing and structuring of our business process outsourcing, including any current or future outsourcing of all or portions of our information technology, call center and other corporate functions, and risks associated with such outsourcing; and

•                  other factors described from time to time in documents that we file with the SEC.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.